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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about January 7, 1998) pertaining to the following stock option agreements of FIRSTPLUS Financial Group, Inc.

          Stock Option Agreement for Kristin Andrade-Reitz
          Stock Option Agreement for James Capretz
          Stock Option Agreement for David Kagnoff
          Stock Option Agreement for Javier S. Llanes
          Stock Option Agreement for Michael McGuire
          Stock Option Agreement for Gustavo L. Mendoza
          Stock Option Agreement for Denise Orchard
          Stock Option Agreement for Marie A. Reich
          Stock Option Agreement for James Rich
          Stock Option Agreement for Barry Williams

of our report dated October 30, 1997, respect to the consolidated financial statements of FIRSTPLUS Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP
                                       -------------------------------------
                                           Ernst & Young LLP


Dallas, Texas
January 6, 1998